UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2010

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

As previously disclosed, Northwest Pipe Company (the “Company”) received a staff determination letter from the Nasdaq Stock Market (“Nasdaq”) on May 11, 2010 stating that, because the Company had not filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and its Annual Report on Form 10-K for the year ended December 31, 2009 on or before May 10, 2010, unless the Company requested an appeal of the Nasdaq staff’s determination, trading of the Company’s common stock would be suspended from The Nasdaq Global Select Market at the opening of business on May 20, 2010.

On May 18, 2010, the Company requested an appeal of the Nasdaq staff determination, and also requested an extension of the automatic 15-day stay of the suspension of the delisting of the Company’s common stock pending a hearing by Nasdaq Hearings Panel. On May 19, 2010, the Company received a letter from Nasdaq stating that a hearing on the Company’s appeal of the Nasdaq staff determination has been scheduled for June 24, 2010. On May 21, 2010, the Company received a letter from Nasdaq stating that a Nasdaq Hearings Panel had granted the Company’s request for a stay of the delisting of the Company’s common stock pending the scheduled hearing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on May 26, 2010.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ Stephanie J. Welty
Stephanie J. Welty,
Senior Vice President and Chief Financial Officer

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